FORM 8-K/A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

          Date of Report (Date of earliest event reported): May 5, 1999

                            VIRTUAL ENTERPRISES INC.
             (Exact name of registrant as specified in its charter.)

                                     Nevada
                    (State of incorporation or organization)

                                   33-23430-D
                            (Commission File Number)

                                   84-1091271
                      (I.R.S. Employee Identification No.)

           4695 MacArthur Court, Suite 530, Newport Beach, California
                    (Address of principal executive offices)

                                      92660
                                   (Zip Code)

       Registrant's telephone number, including area code: (714) 475-6755

                2 Park Plaza, Suite 470, Irvine, California 92614
          (Former name or former address, if changed since last report)

                                                                [VEI\8K:INCLMET]

Item 1.  Changes in Control of Registrant

         N/A

Item 2.  Acquisition or Disposition of Assets

         On May 5, 1999, the Registrant entered into an Asset Purchase Agreement and Plan Of Reorganization (the ?Agreement@) with Metroplex Web Inc., a Texas corporation (AMetroplex@) whereby the Registrant acquired certain assets, property, business interests and intellectual rights owned by Metroplex for securities consisting of Ten Million (10,000,000) shares of the Registrant=s $.01 par value common stock, causing Metroplex to have voting control and become the principal stockholder of the Registrant.

Item 3.  Bankruptcy or Receivership

         N/A

Item 4.  Changes in Registrant's Certifying Accountant

         N/A

Item 5.  Other Events

         N/A

Item 6.  Change in Registrant's Directors

         N/A

Item 7.  Financial Statements and Exhibits

         (a) Set forth on pages F-1 through F-14 is the following financial information relating to MetroplexWeb, Inc.:

                  -        Report of Independent Accountants
                  -        Balance sheet of MetroplexWeb, Inc. as of May 31,
                           1999
                  - Statements of Operations for the years ended May 31, 1999 and 1998
                  - Statements of Stockholders' Deficiency for the years ended May 31, 1999 and 1998
                  - Statements of Cash Flows for the years ended May 31, 1999 and 1998
                  -        Notes to Financial Statements

         (b) Set forth on pages F-15 through F-18 is the consolidating financial information reflecting the asset purchase of MetroplexWeb required to be set forth in the Registrant's current Report as follows:

                  -        Consolidating Balance Sheet (Unaudited) - May 31,
                           1999
                  - Pro Forma Consolidating Statement of Operations (Unaudited for the year ended May 31, 1999
                  -        Notes to Pro Forma Consolidated Financial Statements
                          (Unaudited)

                                                                [VEI\8K:INCLMET]

Item 8.  Change in Registrant's Fiscal Year

         N/A



                                                     SIGNATURE



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Virtual Enterprises, Inc.
                              (Registrant)

Dated: July 20, 1999          By:  /s/  Fred G. Luke
                                        ---------------------------------------
                                        Fred G. Luke,
                                        Chairman of the Board and President

                                                                [VEI\8K:INCLMET]

                               METROPLEXWEB, INC.

                          Index to Financial Statements

Description                                                                Page

Independent Auditors' Report ..............................................F-2

Balance Sheet as of May 31, 1999...........................................F-3

Statements of Operations for the years ended May 31, 1999 and 1998 ........F-4

Statements of Stockholders' Deficiency for the years ended May 31, 1999 and 1998 .................................................................F-5

Statements of Cash Flows for the years ended May 31, 1999 and 1998.........F-6

Notes to Financial Statements..............................................F-7

                                                      [VEI\10-KSB:53199FS.MET]-3

                          INDEPENDENT AUDITORS' REPORT



Board of Directors METROPLEXWEB, INC.

We have audited the accompanying balance sheet of MetroplexWeb, Inc. (the "Company") as of May 31, 1999, and the related statements of operations, stockholders' deficiency, and cash flows for each of the years in the two-year period ended May 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 1999, and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained losses from operations since its inception. The Company requires substantial financing to meet its obligations as they become due. These factors raise substantial doubt about its ability to continue as a going concern. Management=s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              /s/  McKennon, Wilson & Morgan LLP

Irvine, California
July 16, 1999

                                                      [VEI\10-KSB:53199FS.MET]-3


                                METROPLEXWEB, INC.
                                  Balance Sheet
                                  May 31, 1999


ASSETS

Current assets                                                         $                -
Property and equipment, net of accumulated
  depreciation of $106,574                                                        230,474
Goodwill, net of accumulated amortization
  of $115,519                                                                     766,623
Client lists, net of accumulated amortization
  of $46,383                                                                      206,617
Deposits                                                                            9,692

   Total assets                                                        $        1,213,406
                                                                       ==================
LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Accounts payable and bank overdraft                                    $           65,433
Accrued compensation to officers                                                   28,000
Accrued consulting fees                                                           158,000
Other accrued liabilities                                                          65,576
Deferred revenue                                                                   69,605
                                                                       ------------------
   Total current liabilities                                                      386,614

Notes payable to officers
                                                                                  287,133

   Total liabilities                                                              673,747

Equity participation interests (Note 5)                                           662,387

Commitments and contingencies (Note 6)

Stockholders' deficiency:
  Preferred stock, par value $10.00 per share;  500,000 shares  authorized,  332 shares issued and outstanding
  Common stock, par value $0.001; 10,000,000 shares                               330,705
   authorized, 1,436,981 shares issued and outstanding
  Additional paid-in capital                                                        1,437
  Accumulated deficit                                                           1,651,010
                                                                               (2,105,880)

   Total stockholders' deficiency                                                (122,728)

   Total liabilities and stockholders' deficiency                      $        1,213,406
                                                                       ===================


              See accompanying notes to these financial statements.

                                                      [VEI\10-KSB:53199FS.MET]-3


                               METROPLEXWEB, INC.
                            Statements of Operations
                    For The Years Ended May 31, 1999 and 1998

                                                                  1999                   1998
                                                          --------------------- ---------------------

Net revenues                                              $            382,798  $             247,421
                                                           --------------------  --------------------

Expenses:
  Salaries and wages                                                   181,065                258,470
  Consulting fees and commissions                                      691,866                185,512
  Common stock issues to employees for
     services rendered                                                 235,805                      -
  Other operating expenses                                             731,787                289,812
                                                          --------------------- ---------------------
         Total expenses                                              1,840,523                733,794
                                                          --------------------- ---------------------

Operating loss                                                      (1,457,725)              (486,373)

Interest expense                                                       118,986                 15,571

Other (income) expense                                                    (862)                     -
                                                          --------------------- ---------------------

Loss before income taxes                                            (1,575,849)              (501,944)

Income taxes                                                                  -                     -
                                                          --------------------- ---------------------

Net loss                                                  $         (1,575,849) $            (501,944)
                                                          ===================== ======================


              See accompanying notes to these financial statements.

                                                      [VEI\10-KSB:53199FS.MET]-3


                               METROPLEXWEB, INC.
                     Statements of Stockholders' Deficiency
                    For The Years Ended May 31, 1999 and 1998

                                            Preferred Stock                   Common Stock             Additional
                                                                                                         Paid-In
                                                                                                         Capital

                                       Shares           Amount              Shares     Amount
                                   --------------  ----------------  --------------  --------------  --------------


Balances, May 31, 1997                         -   $             -            1,000  $            1  $          499

Net loss for year                              -                 -                -               -               -
                                   --------------  ----------------  --------------- --------------- ---------------

                                               -                 -            1,000               1             499

Balances, May 31, 1998

Issuance of preferred stock                  332           330,705                -               -               -

Shares issued for
 acquisition of InteleSell                     -                 -              176               -         135,142

Conversion of note payable                     -                 -        1,200,000           1,200       1,279,800

Shares issued for services
  rendered by employees                        -                 -          235,805             236         235,569

Net loss for year                              -
                                                                 -                -               -               -
                                                   ----------------  --------------- --------------- ---------------

Balances, May 31, 1999                       332   $       330,705        1,436,981  $        1,437  $    1,651,010
                                   ==============  ================  =============== =============== ===============


              See accompanying notes to these financial statements.

                                                      [VEI\10-KSB:53199FS.MET]-3

                                                         F-5(a)


                               METROPLEXWEB, INC.
                     Statements of Stockholders' Deficiency
                    For The Years Ended May 31, 1999 and 1998

                                        Accumulated
                                          Deficit              Total


                                     -----------------  ------------------


Balances, May 31, 1997               $        (28,087)  $         (27,587)

Net loss for year                            (501,944)           (501,944)
                                     -----------------  ------------------

                                             (530,031)           (529,531)

Balances, May 31, 1998

Issuance of preferred stock                         -             330,705

Shares issued for
 acquisition of InteleSell                          -             135,142

Conversion of note payable                          -           1,281,000

Shares issued for services
  rendered by employees                             -             235,805

Net loss for year                          (1,575,849)         (1,575,849)
                                     -----------------  ------------------

Balances, May 31, 1999               $     (2,105,880)  $        (122,728)
                                     =================  ==================


              See accompanying notes to these financial statements.

                                                      [VEI\10-KSB:53199FS.MET]-3

                                                         F-5(b)


                                                  METROPLEXWEB, INC.
                                                Statement of Cash Flows
                                       For The Years Ended May 31, 1999 and 1998

                                                                                  1999                   1998
                                                                          --------------------- ---------------------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                                  $         (1,575,849) $            (501,944)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation                                                                      90,272                 13,387
      Amortization                                                                     161,903                      -
      Issuance of common stock for services rendered by employees                      235,805                      -
      Increase in accrued interest                                                      81,000                      -
 Change in operating assets and liabilities:
     Increase in accounts payable                                                       13,014                 52,419
      Increase in accrued compensation to officers                                      28,000                      -
      Increase in accrued consulting fees                                              158,000                      -
      Increase in other accrued liabilities                                             53,662                  8,782
      Increase in deferred revenue                                                      37,271                 32,334
                                                                          --------------------- ---------------------

Net cash used in operating activities                                                 (716,922)              (395,022)
                                                                          --------------------- ----------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures                                                                   (60,288)               (57,322)
                                                                          --------------------- ----------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Issuance of notes payable to officers                                                   82,412                149,250
Issuance of preferred stock                                                            330,705                      -
Issuance of equity participation interests                                             364,093                303,094
                                                                          --------------------- ---------------------

Net cash provided by financing activities                                              777,210                452,344
                                                                          --------------------- ---------------------

NET INCREASE IN CASH                                                      $                  -  $                   -
                                                                          ===================== =====================

CASH PAID FOR-
   Interest                                                               $             18,849  $               9,184
                                                                          ===================== =====================
NON CASH FINANCING ACTIVITIES
   Common stock issued for assets of InteleSell                           $            135,142  $                   -
   Note payable issued for acquisition of InteleSell                      $          1,200,000  $                   -
   Conversion of note payable to InteleSell, plus accrued interest into
     common stock                                                         $          1,281,000  $                   -


              See accompanying notes to these financial statements.

                                                      [VEI\10-KSB:53199FS.MET]-3

                                                METROPLEXWEB, INC.
                                           Notes to Financial Statements



Note 1 - Organization and History

MetroplexWeb, Inc. (the "Company"), a Texas corporation, was formed on September 12, 1996. The Company is engaged primarily in the development, design, hosting, and support of internet web pages. The Company also creates, designs and administers internet malls, where users can search for products and services in their geographical area known as "virtual cities." The Company's operations are primarily located in Dallas/Fort Worth, Texas, and are expanding into other metropolitan cities.

On June 30, 1998, the Company entered into an asset purchase agreement with InteleSell, Inc. ("InteleSell"). In connection therewith, the Company issued common stock and notes aggregating $1,335,142 to acquire these assets. The acquisition was accounted for as a purchase. InteleSell develops, designs, and hosts Internet web pages. See Note 3 for further discussion of this acquisition.

On May 5, 1999, the Company's assets were acquired by Virtual Enterprises, Inc. ("VEI"), a publically- traded company which had no operations, for 10,000,000 shares of VEI's common stock, valued at $3,000,000. The accompanying financial statements do not reflect the accounting for this acquisition.

Note 2 - Basis of Presentation and Principles of Accounting

Basis of  Presentation

The accompanying financial statements reflect the historical operations of the Company for all periods presented. The accompanying financial statements include the operations of InteleSell beginning July 1, 1998.

Liquidity

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since inception, the Company has generated cash flows from financing activities to fund working capital requirements. The Company, through VEI, expects to raise equity and/or debt financing through a private placement of securities. The Company expects to use the financing to fund losses from operations. Losses from operations are expected to increase due to management's belief that expanded marketing and sales efforts are required to significantly increase the Company's revenues.
There are no assurances that the Company will be successful in obtaining additional funding on terms satisfactory to the Company. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

                                                      [VEI\10-KSB:53199FS.MET]-3

                                                METROPLEXWEB, INC.
                                     Notes to Financial Statements (Continued)

Property and Equipment

Property and equipment are depreciated over their estimated useful lives using the straight-line method ranging three to five years. Additions and betterments are capitalized. The cost of maintenance and repairs is charged to expense as incurred. When depreciable property is retired or otherwise disposed of, the related cost and accumulated depreciation and amortization are removed from the accounts and any gain or loss is reflected in the statements of operations.

The Company assesses the recoverability of property and equipment by determining whether the depreciation of property and equipment over its remaining life can be recovered through projected undiscounted future cash flows. The amount of property and equipment impairment, if any, is measured based on fair value or discounted cash flows and such impairment is charged to operations. As of May 31, 1999, management believes that there is no impairment of property and equipment.

Property and equipment are stated at cost, net of accumulated depreciation, and are comprised of the following at May 31, 1999:


                                                1999
                                        -------------------
Property and equipment                  $           297,007
Furniture and fixtures                               37,694
Leasehold improvements                                2,347
                                        -------------------
                                                    337,048
Less accumulated depreciation                      (106,574)
                                        $           230,474
                                        ===================

Intangible Assets

Customer lists represent the value of customers acquired from InteleSell on June 30, 1998. The Company assigned the value based on comparable acquistions of customer lists in the Company's industry. Management assigned a value of $1,000 per customer acquired, or $253,000. The Company amortizes these costs over its expected benefit period from the customer. In management's opinion, the expected benefit period of its customers acquired is approximately five (5) years, and accordingly, customer lists are amortized over five (5) years using the straight line basis. In the event circumstances affecting customer retention change, management will adjust the period to be benefitted prospectively. During the year ended May 31, 1999, amortization of customer lists amounted to $46,383.

                                                      [VEI\10-KSB:53199FS.MET]-3

                               METROPLEXWEB, INC.
                    Notes to Financial Statements (Continued)

Goodwill represents the excess of purchase price over the fair value of the net assets of acquired businesses. Goodwill is stated at cost and is amortized on a straight-line basis over 7 years. The Company assesses the recoverability of this intangible asset quarterly by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted cash flows. The amount of goodwill impairment, if any, is measured based on projected undiscounted cash flows and is charged to operations in the period in which goodwill impairment is determined by management. To date, management has not identified any impairment of goodwill. During the year ended May 31, 1999, amortization of goodwill amounted to $115,519.

Revenue Recognition / Deferred Revenue

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with American Institute of Certified Public Accountants, Statements of Position 97-2 and 98-4, "Software Revenue Recognition." Revenue from web site development is recorded when the web site is completed and operational. Web site hosting revenue is recognized ratably over the contract period. Costs related to insignificant obligations are accrued.

The Company generally enters into contracts to host customer websites for one year. At May 31, 1999 and 1998, the Company deferred $69,605 and $32,335, respectively, of such revenue.

Research and Development

Research and development costs are expensed as incurred. Statement of Financial Accounting Standards ("SFAS") 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, does not materially affect the Company.

Advertising Costs

The Company expenses the costs of advertising as incurred.

Income Taxes

The Company elected to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, profits and losses are reflected in the individual income tax returns of the shareholders. No income tax expense has been recorded in the accompanying financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                      [VEI\10-KSB:53199FS.MET]-3

                               METROPLEXWEB, INC.
                    Notes to Financial Statements (Continued)

Financial Instruments

At May 31, 1999, the Company has no assets considered financial instruments. Financial liabilities with carrying values approximating fair value include accounts payable and accrued liabilities, as well as notes payable.

Reporting Comprehensive Income

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income, as well as certain non-shareholder items that are reported directly within a separate component of stockholders' equity and bypass net income. The Company had adopted the provisions of this statement during the current fiscal year, with no impact on the accompanying financial statements.

Disclosures about Segments of an Enterprise and Related Information

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures of an Enterprise and Related Information." The provisions of this statement require disclosures of financial and descriptive information about an enterprise's operating segments in annual and interim financial reports issued to stockholders. The statement defines an operating segment as a component of an enterprise that engages in business activities that generate revenue and incur expense, whose operating results are reviewed by the chief operating decision maker in the determination of resource allocation and performance, and for which discrete financial information is available. The Company adopted the provisions of this statement for fiscal 1999. These disclosure requirements will not impact on the Company's financial position or results of operations. At May 31, 1999, the Company had no identifiable assets or operations constituting a segment as defined by this statement.

Stock-based Compensation

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. Through May 31, 1999, the Company had no employee stock options outstanding.

                                                      [VEI\10-KSB:53199FS.MET]-3

                               METROPLEXWEB, INC.
                    Notes to Financial Statements (Continued)

Note 3 - Acquisitions

As discussed in Note 1, on June 30, 1998, the Company entered into an asset purchase agreement with InteleSell to acquire all of the assets owned by InteleSell. In connection therewith, the Company issued 176 shares of its common stock valued at $135,142 and a note payable of $1,200,000. The $1,335,142 purchase price has been allocated approximately $200,000 to certain property and equipment, and $253,000 to customer lists based on their estimated fair value. The Company allocated the remaining purchase price of $882,142 to goodwill. The unaudited pro forma statement of operations data for the years ended May 31, 1999 and 1998, assuming the acquisition occurred June 1, 1997, are as follows:


                        1999                1998
                 ------------------- -----------------
Revenues         $          387,788  $         270,871
                 =================== =================
Net loss         $       (1,626,161) $        (936,958)
                 =================== ==================

The above unaudited pro forma amounts are not necessarily indicative of what the actual results might have been if the acquisitions had occurred as of the dates indicated.

Note 4 - Notes Payable

In connection with the acquisition of InteleSell, the Company issued a note payable of $1,200,000, interest at 8% per annum, due in annual installments of $96,000, with remaining principal, plus accrued interest due on June 30, 2001. Interest expense included in operations during fiscal 1999 amounted to approximately $81,000. On or about May 4, 1999, the noteholders agreed to convert principal, plus accrued interest into 1,200,000 shares of its common stock.

Note 5 - Equity Participation Agreement

In July 1997, the Company authorized the issuance of a participating equity instrument which enables the holder to participate in the profits and benefit from a sale or an initial public offering of the Company. The shareholders of the Company established USA Internet Solutions, LLC ("USAIS") on March 9, 1997 as the vehicle to effect the issuance of equity participation interests . From July 1997 through May 31, 1999, USAIS issued 134 membership interests (the "Interest") at $5,000 per Interest; the aggregate consideration received was $662,387, net of fees of $7,613. Each Interest entitles the holder to receive their initial investment from 80% of the income of the Company. Once the holders receive their initial investment, they will receive 20% of the Company's profits until such holders receive two times their initial investment. In the event the Company effects an initial public offering, the holders will receive 10% of the issued and outstanding common stock of the Company. The interests will be converted subsequent to May 31, 1999 as a result of the acquisition of the Company's assets by VEI.

The Company accounts for the Interest similar to a minority interest, whereby the Company reflects the portion of its profits attributable to the Interest holders in the statement of operations. The Company has incurred losses from operations since its inception, and accordingly, the Company has not allocated losses in the accompanying statement of operations in fiscal 1999 or 1998 to these Interest holders.

                                                      [VEI\10-KSB:53199FS.MET]-3

                               METROPLEXWEB, INC.
                    Notes to Financial Statements (Continued)

Note 6 - Commitments and Contingencies

Operating Leases

The Company is obligated under certain facility lease agreements to make future minimum rental payments, excluding taxes and common area maintenance costs, for the years ending May 31 as follows:


    Year Ending
      May 31,
    ------------
       2000          $        113,000
       2001                   119,000
       2002                    71,000
                     ----------------
       Total         $        303,000
                     ================

The lease on the Company's headquarters expires in December 2001.

Rent expense for the years ended May 31, 1999 and 1998 was $97,682, and $25,543, respectively.

Litigation

A claim has been made against the Company for alleged unpaid fees and other damages arising from purchased assets from another web site provider. The
Company made an offer of settlement on May 27, 1999, but no response or counter-offer has been received to date. The Company estimates that the liability could exceed $10,000 plus attorneys' fees. A provision of $10,000 has been charged to operations in fiscal 1999.

Although no claim has been made, one of the founding shareholders of the Company has failed and refused to reach a settlement between the shareholder and the Company because of improprieties perpetuated by the shareholder. The Company's management intends to file a complaint against this shareholder in an effort to rescind the original issuance of 500 shares of common stock at inception. The shareholder has demanded $15,000, which the Company has refused to pay. No provision for loss has been made in the accompanying statements of operations.

The Company is subject to a limited number of claims and actions that arise in the ordinary course of business. The litigation process is inherently uncertain, and it is possible that the resolution of the Company's existing and future litigation may adversely affect the Company. Management is unaware of any matters, which may have material impact on the Company's financial position, results of operations, or cash flows.

                                                      [VEI\10-KSB:53199FS.MET]-3

                               METROPLEXWEB, INC.
                    Notes to Financial Statements (Continued)

Consulting Agreements

On November 1, 1998, the Company entered into certain agreements for marketing and sales assistance, as well as certain financial advisory services. These agreements expire on November 1, 1999. Total consulting fees incurred in connection with these agreements amounted to $196,000, of which $186,000 is accrued in the accompanying balance sheet for amounts unpaid.

In the normal course of business, the Company utilizes consultants in its operations. In the event these consultants are classified as employees, the Company could be responsible for certain state and federal taxes. Management is currently assessing the appropriate classification of these consultants. No provision for employee related taxes have been made in the accompanying financial statements.

Note 7 - Stockholders' Equity

Common Stock

In connection with the Company's acquisition of the assets of InteleSell on June 30, 1998, the Company issued 176 shares of its common stock valued at $135,142 (see Notes 1 and 3). The Board of Directors valued this common stock based on the Company's peer group historical revenues and 1999 projected revenues. The value placed on these shares of common stock was approximately $767 per share.

On May 3, 1999, the Company's Board of Directors and shareholders approved the conversion of the InteleSell notes payable totaling $1,200,000, plus accrued interest of $81,000, into 1,200,000 shares of common stock. The parties agreed to a value per share of the Company's common stock of $1.00 per share; however, no credit was provided for accrued interest. The notes plus the accrued interest were converted on May 4, 1999.

On May 3, 1999, the Company's Board of Directors and shareholders approved the issuance of 235,805 shares of common stock to certain officers and employees for prior services rendered to the Company. The shares issued for services rendered were valued by the Board of Directors at $1.00 per share. The valuation was primarily based on the negotiated conversion of the InteleSell notes into the Company's common stock.

Preferred Stock

During fiscal 1999, the Company issued 334 shares of convertible preferred stock at $1,000 per share. Preferred shareholders have preference over common stockholders in liquidation rights. Each preferred share is convertible into 500 common shares. Through May 31, 1999, the Company received net proceeds of $330,705; no convertible preferred shares were issued subsequent to May 31, 1999.

Note 8 - Related Party Transactions

The Company has made payments of $4,581 in fiscal year 1999 to a computer retailer of which an employee of the Company is an owner.

                                                      [VEI\10-KSB:53199FS.MET]-3

                               METROPLEXWEB, INC.
                    Notes to Financial Statements (Continued)

The Company has a note payable due to an officer of the Company totaling $248,537 at May 31, 1999, for advances to the Company through charges for Company expenses on his personal credit card. The note bears interest at 17% per annum and is due on demand. Management expects to repay the note in fiscal 2000. Payments for interest charges under this note were $18,849 and $9,184 in fiscal 1999 and 1998, respectively.

The Company has a note payable due to a former officer of the Company totaling $38,596 at May 31, 1999, for advances to the Company through charges for Company expenses on his personal credit card. The note bears interest at 17% per annum and is due on demand. Management expects to repay the note in fiscal 2000. No interest payments have been made on this note to date.

Note 9 - Subsequent Events

On June 6, 1999, the Company issued 8% notes payable amounting to $250,000. The note matures on June 6, 2000. The Company issued 200,000 shares of common stock valued at $200,000. These shares of common stock will be held in escrow until maturity or an event of default, at which time these shares will be released to the noteholder free of liens or encumbrances. The value of these common shares of $200,000 will be included in debt issue costs to be amortized to operations using the effective interest method, through maturity.

                                                      [VEI\10-KSB:53199FS.MET]-3


                            VIRTUAL ENTERPRISES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             As of February 28, 1999
                                   (Unaudited)

                                            Virtual
                                        Enterprises, Inc.    MetroplexWeb, Inc.       Eliminations           Totals
                                     ---------------------- ----------------------  -----------------  -----------------

ASSETS
Current Assets
   Cash and cash equivalents         $                   1  $                   -   $              0   $               1
                                                                                -

   Total Current Assets                                  1                      -                  0                   1
                                     ---------------------- ----------------------  -----------------  -----------------
Property and equipment, net of
   accumulated depreciation                              0                230,474                  0             230,474
Goodwill, net of accumulated
   amortization                                          0                766,623                  0             766,623
Client lists, net of accumulated
   amortization                                          0                206,617                  0             206,617
Deposits                                             9,692                      0                  0               9,692
Investment in subsidiary                         3,000,000                      0        (3,000,000)                   0
                                     ---------------------- ----------------------  -----------------  -----------------

TOTAL ASSETS                         $            3,000,001 $           1,213,406   $     (3,000,000)  $       1,213,407
                                     ====================== ======================  =================  =================

LIABILITIES AND
  STOCKHOLDERS' EQUITY

Current:
   Accounts payable and bank overdraf$                   0  $              65,433   $              0   $          65,433
   Accrued compensation to officers                      0                 28,000                  0              28,000
   Accrued consulting fees                               0                158,000                  0              158,000
   Other accrued liabilities                             0                 65,576                  0              65,576
   Deferred revenue                                      0                 69,605                  0              69,605
                                     ---------------------- ----------------------  -----------------  -----------------
   Total Current Liabilities                             0                386,614                  0             386,614
                                     ---------------------  ----------------------  -----------------  -----------------

   Notes Payable to officers                             0                287,133                  0             287,133
                                     ---------------------- ----------------------  -----------------  -----------------

   Total Liabilities                                     0                 673,747                 0             673,747
                                     ---------------------- ----------------------  -----------------  -----------------
Equity participation interests                           0                662,387           (662,387)                  0
Stockholders' Equity:
   Preferred Stock                                       0                330,705           (330,705)                  0
   Common Stock                                    159,906                  1,437             (1,437)            159,906
   Additional paid-in capital                    3,804,316              1,651,010         (2,969,692)          2,485,634
   Accumulated deficit                            (964,221)           (2,105,880)             964,221         (2,105,880)
                                     ---------------------- ----------------------  -----------------  ------------------

   Total Stockholders' Equity                   (3,000,001)             (122,728)         (2,337,613)            539,660
                                     ---------------------- ----------------------  -----------------  -----------------

TOTAL LIABILITIES &
  STOCKHOLDERS' EQUITY               $                   1  $           1,213,406   $     (3,000,000)  $       1,213,407
                                     ====================== ======================  =================  =================


     See accompanying notes to pro forma consolidated financial statements.

                                                      [VEI\10-KSB:53199FS.MET]-3


                            VIRTUAL ENTERPRISES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         For the Year Ended May 31, 1999
                                   (Unaudited)

                                         Virtual
                                       Enterprises,          MetroplexWeb,          Adjustments/
                                            Inc.                 Inc.               Eliminations                   Totals
                                  ---------------------- ---------------------  ---------------------    --------------------------

Sales                             $                    0 $            382,798   $              4,990     $                 387,788
Operating Expenses                                93,259            1,840,523                 47,302                     1,981,084
                                  ---------------------- ---------------------  ---------------------    --------------------------

   Loss from operations                         (93,259)           (1,457,725)               (42,312)                   (1,593,296)
                                  ---------------------- ---------------------  ---------------------    --------------------------

Interest expense                                      0               118,986                  8,000                       126,986
Other (income) expense                                0                  (862)                     0                          (862)
                                  ---------------------- ---------------------  ---------------------    --------------------------
Net Loss                          $             (93,259) $        (1,575,849)   $            (50,312)    $              (1,719,420)
                                  ====================== =====================  =====================    ==========================
Loss per share                    $                (.02) $                N/A   $                N/A     $                    (.11)
                                  ====================== =====================  =====================    ==========================
Weighted average  common
   shares outstanding                         5,069,372                    N/A                   N/A                     15,919,372
                                  ====================== =====================  =====================    ==========================


     See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                                                      [VEI\10-KSB:53199FS.MET]-3

                                             VIRTUAL ENTERPRISES, INC.
                                      Notes to Pro Forma Financial Statements
                                                    (Unaudited)

Note 1.            Basis of Presentation

On May 5, 1999, Virtual Enterprises, Inc. ("VEI") acquired the assets of MetroplexWeb, Inc., a Texas corporation ("MWI"). The unaudited consolidated balance sheet as of May 31, 1999 of VEI reflects the acquisition of MWI. The unaudited pro forma consolidated statement of operations for the year ended May 31, 1999 of VEI reflects the operations of VEI, on a pro forma basis assuming the acquisition occurred June 1, 1998.

The accompanying historical statements of MWI includes the operations of InteleSell, Inc. ("II") acquired in June 1998. MWI acquired the issued and outstanding common stock of II for $1,200,000 in notes payable and 176 common shares of MWI to the former shareholders of II. The purchase price of $1,335,142 was allocated $200,000 to certain property and equipment and $253,000 to customer lists based on their estimated fair value and $882,142 to goodwill.

These unaudited pro forma consolidated financial statements do not purport to be indicative of the results that actually would have been obtained if the companies and their operations had actually been combined on June 1, 1998, and this presentation is not intended to be a projection of future results or trends.

Note 2.           Background and Overview of the Transaction

Prior to the acquisition, VEI was an effectively inactive publicly traded Company with limited assets and accumulated operating losses. The market capitalization of VEI was approximately $1,000,000 based upon the average of the bid and ask price for a period of approximately 90 days prior to the acquisition.

MWI is an Internet Web Page designer and servicer with a client base of over 6,000 companies. MWI also has a proprietary product called "City Malls" where internet users can search out sources for products and services in their local geographic areas. Currently, MWI has six City Malls operating with another two opening within 30 days.

VEI purchased MWI through the issuance of 10,000,000 shares of common stock with a value estimated to be $3,000,000. Such value was based upon the current average of the bid and ask of approximately $0.20 and an assumption that such average would increase approximately 50% upon consummation of the transaction.

However, since the sellers of MWI would be acquiring a controlling interest in VEI, generally accepted accounting principles ("GAAP") require that the transaction be accounted for as a recapitalization of MWI. Accordingly, the historical balance sheet of MWI will be consolidated with the balance sheet of VEI, after reflecting the recapitalization of MWI. If VEI were the acquiring entity, the basis in the client lists and the City Malls would be presented at their fair value of approximately $4.2 million with no goodwill.

                                                      [VEI\10-KSB:53199FS.MET]-3

Note 3.                    Adjustments to Proforma Financial Statements

Statement of Operations

As MWI had limited operations prior to May 31, 1998, the attached pro forma Consolidated Statement of Operations for the year ended May 31, 1999 has been presented in order to provide more meaningful disclosure to the reader. Management intends to amend this Form 8-K as soon as practical after the Form 10-KSB for the year ended May 31, 1999 is filed with the Securities and Exchange Commission.

Depreciation and Amortization

Fixed assets, client lists and goodwill are being amortized on the straight line basis over the estimated useful lives of 3 years for fixed assets, 5 years for client lists and 7 years for goodwill.

Loss Per Share

Pro forma loss per share is completed using the weighted average number of shares of the Company's common stock issued and outstanding, assuming that the shares issued in the transaction were outstanding for the entire period. Common stock equivalents were not considered in the loss per share calculation as the effect would have been anti-dilutive.

Note 4.           Acquisitions

As discussed in Note 3 of the MWI audited financial statements attached, on June 30, 1998, MWI entered into an Asset Purchase Agreement with InteleSell, Inc. to acquire all of the assets owned by InteleSell, Inc. The unaudited pro forma statement of operations data for the year ended May 31, 1999, assuming the acquisition occurred June 1, 1998, is as follows:


Revenues              $          387,778
                      ==================
Net loss              $       (1,777,500)
                      ===================

                                                      [VEI\10-KSB:53199FS.MET]-3

                                  EXHIBIT 16(a)

                                  Kang, Yu &Jun
                           An Accountancy Corporation,
                   Member Firm of AICPA, SECPS, PCPS and CSCPA
                        18000 Studebaker Road, Suite 295
                           Cerritos, California. 90703
                                 (562) 865-2727



May 15, 1999


Mr. Fred G. Luke
Chairman of the Board
VIRTUAL ENTERPRISES, INC.
4695 MacArthur Court, Suite 530
Newport Beach, CA 92660

Re:     Resignation

Dear Mr. Luke:

This is to confirm that the client-auditor relationship between VIRTUAL ENTERPRISES, INC. (Commission file Number 33-23430-D) and Kang, Yu & Jun has ceased.

Very truly yours,

/s/KY&J CPA'S
Kang, Yu &Jun

cc:  Office of the Chief Accountant
     SECPA Letter File
     Securities & Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, NW
     Washington, DC 20549

                                                      [VEI\10-KSB:53199FS.MET]-3

                                  EXHIBIT 16(b)

                                  Kang, Yu &Jun
                           An Accountancy Corporation,
                   Member Firm of AICPA, SECPS, PCPS and CSCPA
                        18000 Studebaker Road, Suite 295
                           Cerritos, California. 90703
                                 (562) 865-2727



June 28, 1999


We have read the disclosure made in this Form 8-K/A regarding our resignation as Registrants Certifying Accountant as disclosed in Item 4 and are in agreement with the disclosures.


/s/ Kang, Yu & Jun

                                                      [VEI\10-KSB:53199FS.MET]-3